Exhibit 99.2

[NASDAQ LETTERHEAD APPEARS HERE]

By Facsimile and First Class Mail

August 23, 2005

Ms. Anita T. Moseley

Senior Vice President and General Counsel

Evolving Systems, Inc.

9777 Pyramid Court, Suite 100

Englewood, CO   80112

Re:          Evolving Systems, Inc. (the “Company”)

Dear Ms. Moseley:

On August 5, 2005, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq SmallCap Market set forth in Marketplace Rule 4350(d)(2) (the “Rule”).  Based on the information regarding the appointment of Dr. Philip M. Neches to the Company’s audit committee, as detailed in your letter dated August 17, 2005, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

/s/ DOUGLAS D. McKENNEY